Exhibit 99.1

PRESS RELEASE

Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, Executive Vice President & CFO
(518) 795-1408

AngioDynamics Reports Fiscal Year 2024 Second Quarter
Financial Results;
Revises Fiscal Year 2024 Guidance

Fiscal Year 2024 Second Quarter Highlights
•	Net sales of $79.1 million increased 2.7% on a pro-forma basis compared to the prior-year quarter
o	Med Tech net sales of $25.4 million increased 3.5%
o	Med Device net sales of $53.7 million increased 2.3% on a pro-forma basis
•	Gross margin of 50.9% declined 80 basis points on a pro-forma basis year over year
•	GAAP loss per share of $0.72 and adjusted loss per share of $0.05
•	Cash and cash equivalents at November 30, 2023 were $60.9 million
•	Subsequent to quarter end, completed enrollment in APEX-AV trial for the treatment of acute intermediate-risk pulmonary embolism using AlphaVac F18
•	Initiated restructuring of manufacturing footprint and transition to outsourced manufacturing and continues portfolio optimization initiatives
o	Expects to achieve full-year adjusted EPS profitability in FY27

Latham, New York, January 5, 2024 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients, today announced financial results for the second quarter of fiscal year 2024, which ended November 30, 2023.

“Today, we are announcing meaningful steps in our strategic transformation. We have initiated a restructuring of our manufacturing footprint and are shifting to an outsourced model. Currently, more than 80% of our Med Tech revenue utilizes third-party manufacturing. Fully shifting both Med Device and Med Tech to this model will allow us to more effectively compete in our chosen markets, fundamentally changing our corporate gross margin profile and driving us to profitability in two years,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “Additionally, we continue our efforts to further optimize our portfolio following the divestiture of our BioSentry and Dialysis businesses in June, making us a more focused med-tech company. While our second quarter revenue was softer than we would have liked, particularly in our Thrombus business, we were pleased to complete enrollment of our APEX-AV trial and believe our sales training and education efforts along with new product launches and the anticipated PE indication will solidify this business as a growth driver. With all of these initiatives, we believe we are taking the right steps to generate meaningful long-term growth and profitability while improving patient outcomes in the markets we serve.”

Second Quarter 2024 Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis when excluding the divested Dialysis and BioSentry businesses.

Net sales for the second quarter of fiscal year 2024 were $79.1 million, an increase of 2.7% compared to the prior-year quarter. Foreign currency translation did not have a significant impact on the Company's net sales in the quarter.

Med Tech net sales were $25.4 million, a 3.5% increase from $24.5 million in the prior- year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform. Year-over-year growth was driven by Auryon sales during the quarter of $11.4 million, which increased 12.9%, and AlphaVac sales of $1.9 million, which grew 17.9%. AngioVac sales were $5.4 million in the quarter, a decline of 10.8% from the second quarter of fiscal 2023. The Company completed enrollment of its APEX-AV trial subsequent to quarter end.

Med Device net sales were $53.7 million, a 2.3% increase from sales of $52.5 in the prior-year period.

U.S. net sales in the second quarter of fiscal 2024 were $64.0 million, an increase of 0.6% from sales of $63.6 million a year ago. International net sales were $15.1 million, an increase of 12.6% from sales of $13.4 million in the prior-year period.

Gross margin for the second quarter of fiscal 2024 was 50.9%, a decrease of 80 basis points from gross margin of 51.7% in the second quarter of fiscal 2023. Gross margin for the Med Tech business was 62.4%, a decrease of 130 basis points from the second quarter of fiscal 2023. Gross margin for the Med Device business was 45.5%, a decrease of 60 basis points from gross margin of 46.1% in the prior-year quarter. Gross margin continued to be impacted by inflationary pressures including increased costs for labor and raw materials as well as geographic mix.

The Company recorded a net loss of $29.0 million, or a loss per share of $0.72, in the second quarter of fiscal 2024. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the second quarter of fiscal 2024 was $2.0 million, and adjusted loss per share was $0.05.

Adjusted EBITDA in the second quarter of fiscal 2024, excluding the items shown in the reconciliation table below, was $1.8 million, compared to adjusted EBITDA of $2.3 million in the second quarter of fiscal 2023.

In the second quarter of fiscal 2024, the Company generated $5.3 million in operating cash, had capital expenditures of $0.6 million and had additions to Auryon placement and evaluation units of $1.2 million.

On November 30, 2023, the Company had $60.9 million in cash and cash equivalents compared to $44.6 million in cash and cash equivalents on May 31, 2023.

Six Months Financial Results

Unless otherwise noted, all financial results below are presented on a pro forma basis when excluding the divested Dialysis and BioSentry businesses.

For the six months ended November 30, 2023:

Net sales were $157.1 million, an increase of 4.2% compared to the same period a year ago.

Med Tech net sales were $51.2 million, an 8.3% increase from the prior year period. Med Device net sales were $105.9 million, an increase of 2.3% from $103.5 million in the first half of fiscal 2023.

Gross margin was 50.8%, a decrease of 60 basis points compared to the first half of fiscal 2023.

The Company’s net income was $16.4 million, or earnings per share of $0.41, compared to a net loss of $30.2 million, or $0.77 per share, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss was $7.2 million, with adjusted loss per share of $0.18, compared to adjusted net loss and adjusted loss per share of $9.6 million and $0.24, respectively, a year ago.

Adjusted EBITDA, excluding the items shown in the reconciliation table below, was $2.2 million, compared to adjusted EBITDA of $0.7 million for the same period a year ago.

Manufacturing Restructuring

The Company announced today that it is committed to shifting its manufacturing operations from a company-owned facility in upstate New York to a fully outsourced model over the next two years. This shift is expected to result in an approximate $15 million annualized reduction in expenses by fiscal year 2027. The Company expects to achieve full-year adjusted EPS profitability in FY27.

Fiscal Year 2024 Financial Guidance

The Company now expects its fiscal year 2024 net sales to be in the range of $320 to $325 million, accounting for the softer Thrombectomy sales during the fiscal second quarter, which it now expects will continue throughout the back half of the year, as well as certain SKU rationalization and other impacts associated with the manufacturing restructuring. The Company expects gross margin to be approximately 49% to 51% and adjusted loss per share in the range of $0.35 to $0.42.

Conference Call

The Company's management will host a conference call today at 8:00 a.m. ET to discuss its second quarter 2024 results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1- 201-689-8560 (international) and refer to the passcode 13743023.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Friday, January 5, 2024, until 11:59 p.m. ET on Friday, January 12, 2024. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13743023.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro-forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects, " "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2023. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1) Nov 30, 2023	Pro Forma Adjustments (2) Nov 30, 2023	Pro Forma Nov 30, 2023	As Reported (1) Nov 30, 2022	Pro Forma Adjustments (2) Nov 30, 2022	Pro Forma Nov 30, 2022
		(unaudited)			(unaudited)

Net sales	$79,073	—	$79,073	$85,429	(8,442)	$76,987
Cost of sales (exclusive of intangible amortization)	38,811	—	38,811	40,351	(3,184)	37,167
Gross profit	40,262	—	40,262	45,078	(5,258)	39,820
% of net sales	50.9%		50.9%	52.8%		51.7%

Operating expenses
Research and development	8,658	—	8,658	6,838	(66)	6,772
Sales and marketing	25,464	—	25,464	26,007	(15)	25,992
General and administrative	9,289	—	9,289	10,835	2	10,837
Amortization of intangibles	3,562	—	3,562	4,808	(483)	4,325
Change in fair value of contingent consideration	221	—	221	1,646	—	1,646
Acquisition, restructuring and other items, net	6,188	—	6,188	3,059	—	3,059
Total operating expenses	53,382	—	53,382	53,193	(562)	52,631
Operating loss	(13,120)	—	(13,120)	(8,115)	(4,696)	(12,811)
Interest income (expense), net	534	—	534	(684)	—	(684)
Other expense, net	(32)	—	(32)	(252)	—	(252)
Total other income (expense), net	502	—	502	(936)	—	(936)
Loss before income tax expense (benefit)	(12,618)	—	(12,618)	(9,051)	(4,696)	(13,747)
Income tax expense (benefit)	16,430	—	16,430	(565)	—	(565)
Net loss	$(29,048)	$—	$(29,048)	$(8,486)	$(4,696)	$(13,182)

Loss per share
Basic	$(0.72)		$(0.72)	$(0.21)		$(0.33)
Diluted	$(0.72)		$(0.72)	$(0.21)		$(0.33)

Weighted average shares outstanding
Basic	40,219		40,219	39,490		39,490
Diluted	40,219		40,219	39,490		39,490

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Six Months Ended			Six Months Ended
	Actual (1) Nov 30, 2023	Pro Forma Adjustments (2) Nov 30, 2023	Pro Forma Nov 30, 2023	As Reported (1) Nov 30, 2022	Pro Forma Adjustments (2) Nov 30, 2022	Pro Forma Nov 30, 2022
		(unaudited)			(unaudited)

Net sales	$157,752	(671)	$157,081	$166,966	(16,188)	$150,778
Cost of sales (exclusive of intangible amortization)	77,430	(218)	77,212	79,583	(6,292)	73,291
Gross profit	80,322	(453)	79,869	87,383	(9,896)	77,487
% of net sales	50.9%		50.8%	52.3%		51.4%

Operating expenses
Research and development	16,599	(29)	16,570	15,171	(128)	15,043
Sales and marketing	52,832	—	52,832	52,550	(34)	52,516
General and administrative	20,145	(2)	20,143	20,936	1	20,937
Amortization of intangibles	7,187	—	7,187	9,645	(966)	8,679
Change in fair value of contingent consideration	91	—	91	1,857	—	1,857
Acquisition, restructuring and other items, net	9,400	—	9,400	8,640	(17)	8,623
Total operating expenses	106,254	(31)	106,223	108,799	(1,144)	107,655
Gain on sale of assets	47,842	—	47,842	—	—	—
Operating income (loss)	21,910	(422)	21,488	(21,416)	(8,752)	(30,168)
Interest income (expense), net	653	—	653	(1,065)	—	(1,065)
Other expense, net	(320)	—	(320)	(427)	—	(427)
Total other income (expense), net	333	—	333	(1,492)	—	(1,492)
Income (loss) before income tax benefit	22,243	(422)	21,821	(22,908)	(8,752)	(31,660)
Income tax expense (benefit)	5,407	—	5,407	(1,418)	—	(1,418)
Net income (loss)	$16,836	$(422)	$16,414	$(21,490)	$(8,752)	$(30,242)

Earnings (loss) per share
Basic	$0.42		$0.41	$(0.55)		$(0.77)
Diluted	$0.42		$0.41	$(0.55)		$(0.77)

Weighted average shares outstanding
Basic	40,030		40,030	39,394		39,394
Diluted	40,103		40,103	39,394		39,394

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the six months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to non-GAAP Adjusted Net Income (Loss):

	Three Months Ended		Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Net income (loss)	$(29,048)	$(8,486)	$16,836	$(21,490)

Amortization of intangibles	3,562	4,808	7,187	9,645
Change in fair value of contingent consideration	221	1,646	91	1,857
Acquisition, restructuring and other items, net (1)	6,188	3,059	9,400	8,640
Gain on sale of assets	—	—	(47,842)	—
Tax effect of non-GAAP items (2)	17,039	(671)	7,459	(782)
Adjusted net income (loss)	$(2,038)	$356	$(6,869)	$(2,130)

Reconciliation of Diluted Earnings (Loss) Per Share to non-GAAP Adjusted Diluted Earnings (Loss) Per Share:

	Three Months Ended		Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$(0.72)	$(0.21)	$0.42	$(0.55)

Amortization of intangibles	0.09	0.12	0.18	0.24
Change in fair value of contingent consideration	0.01	0.04	—	0.05
Acquisition, restructuring and other items, net (1)	0.15	0.08	0.24	0.23
Gain on sale of assets	—	—	(1.20)	—
Tax effect of non-GAAP items (2)	0.42	(0.02)	0.19	(0.02)
Adjusted diluted earnings (loss) per share	$(0.05)	$0.01	$(0.17)	$(0.05)

Adjusted diluted sharecount (3)	40,219	40,059	40,030	39,394

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2023 and 2022.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Net income (loss)	$(29,048)	$(8,486)	$16,836	$(21,490)

Income tax expense (benefit)	16,430	(565)	5,407	(1,418)
Interest income (expense), net	(534)	684	(653)	1,065
Depreciation and amortization	6,685	7,767	13,373	15,388
Change in fair value of contingent consideration	221	1,646	91	1,857
Stock based compensation	1,877	3,350	6,021	6,374
Acquisition, restructuring and other items, net (1)	6,188	3,059	9,400	8,640
Gain on sale of assets	—	—	(47,842)	—
Adjusted EBITDA	$1,819	$7,455	$2,633	$10,416

Per diluted share:
Adjusted EBITDA	$0.05	$0.19	$0.07	$0.26

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted Net Loss:

	Pro Forma Three Months Ended		Pro Forma Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Pro forma net income (loss)	$(29,048)	$(13,182)	$16,414	$(30,242)

Amortization of intangibles	3,562	4,325	7,187	8,679
Change in fair value of contingent consideration	221	1,646	91	1,857
Acquisition, restructuring and other items, net (1)	6,188	3,059	9,400	8,623
Gain on sale of assets	—	—	(47,842)	—
Tax effect of non-GAAP items (2)	17,039	520	7,556	1,457
Adjusted pro forma net loss	$(2,038)	$(3,632)	$(7,194)	$(9,626)

Reconciliation of Pro Forma Diluted Earnings (Loss) Per Share to Pro Forma Adjusted Diluted Loss Per Share:

	Pro Forma Three Months Ended		Pro Forma Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Pro forma diluted earnings (loss) per share	$(0.72)	$(0.33)	$0.41	$(0.77)

Amortization of intangibles	0.09	0.11	0.18	0.22
Change in fair value of contingent consideration	0.01	0.04	—	0.05
Acquisition, restructuring and other items, net (1)	0.15	0.08	0.24	0.22
Gain on sale of assets	—	—	(1.20)	—
Tax effect of non-GAAP items (2)	0.42	0.01	0.19	0.04
Adjusted pro forma diluted loss per share	$(0.05)	$(0.09)	$(0.18)	$(0.24)

Adjusted diluted sharecount (3)	40,219	39,490	40,030	39,394

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2023 and 2022.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Adjusted EBITDA:

	Pro Forma Three Months Ended		Pro Forma Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)

Pro forma net income (loss)	$(29,048)	$(13,182)	$16,414	$(30,242)

Income tax benefit	16,430	(565)	5,407	(1,418)
Interest income (expense), net	(534)	684	(653)	1,065
Depreciation and amortization	6,685	7,276	13,373	14,407
Change in fair value of contingent consideration	221	1,646	91	1,857
Stock based compensation	1,877	3,350	6,021	6,374
Acquisition, restructuring and other items, net (1)	6,188	3,059	9,400	8,623
Gain on sale of assets	—	—	(47,842)	—
Pro forma adjusted EBITDA	$1,819	$2,268	$2,211	$666

Per diluted share:
Adjusted EBITDA	$0.05	$0.06	$0.06	$0.02

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual(1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	Nov 30, 2022	Nov 30, 2022	Nov 30, 2022	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$25,363	$—	$25,363	$24,502	$—	$24,502	3.5%			3.5%
Med Device	53,710	—	53,710	60,927	(8,442)	52,485	(11.8)%			2.3%
	$79,073	$—	$79,073	$85,429	$(8,442)	$76,987	(7.4)%	0.0%	(7.4)%	2.7%	0.0%	2.7%

Net Sales
United States	$64,002	$—	$64,002	$71,631	$(8,028)	$63,603	(10.7)%			0.6%
International	15,071	—	15,071	13,798	(414)	13,384	9.2%	0.0%	9.2%	12.6%
	$79,073	$—	$79,073	$85,429	$(8,442)	$76,987	(7.4)%	0.0%	(7.4)%	2.7%	0.0%	2.7%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)
	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	Nov 30, 2022	Nov 30, 2022	Nov 30, 2022	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$15,816	$—	$15,816	$15,614	$—	$15,614	1.3%	1.3%
Gross profit % of sales	62.4%		62.4%	63.7%		63.7%

Med Device	$24,446	$—	$24,446	$29,464	$(5,258)	$24,206	(17.0)%	1.0%
Gross profit % of sales	45.5%		45.5%	48.4%		46.1%

Total	$40,262	$—	$40,262	$45,078	$(5,258)	$39,820	(10.7)%	1.1%
Gross profit % of sales	50.9%		50.9%	52.8%		51.7%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the three months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Six Months Ended			Six Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	Nov 30, 2022	Nov 30, 2022	Nov 30, 2022	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$51,224	$—	$51,224	$47,318	$—	$47,318	8.3%			8.3%
Med Device	106,528	(671)	105,857	119,648	(16,188)	103,460	(11.0)%			2.3%
	$157,752	$(671)	$157,081	$166,966	$(16,188)	$150,778	(5.5)%	0.0%	(5.5)%	4.2%	0.0%	4.2%

Net Sales
United States	$128,401	$(650)	$127,751	$140,655	$(14,603)	$126,052	(8.7)%			1.3%
International	29,351	(21)	29,330	26,311	(1,585)	24,726	11.6%	(0.1)%	11.5%	18.6%
	$157,752	$(671)	$157,081	$166,966	$(16,188)	$150,778	(5.5)%	0.0%	(5.5)%	4.2%	0.0%	4.2%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the six months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)
	Six Months Ended			Six Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	Nov 30, 2022	Nov 30, 2022	Nov 30, 2022	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$32,543	$—	$32,543	$30,043	$—	$30,043	8.3%	8.3%
Gross profit % of sales	63.5%		63.5%	63.5%		63.5%

Med Device	$47,779	$(453)	$47,326	$57,340	$(9,896)	$47,444	(16.7)%	(0.2)%
Gross profit % of sales	44.9%		44.7%	47.9%		45.9%

Total	$80,322	$(453)	$79,869	$87,383	$(9,896)	$77,487	(8.1)%	3.1%
Gross profit % of sales	50.9%		50.8%	52.3%		51.4%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses ("the Businesses") for the six months ended November 30, 2023 and 2022.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sale of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30, 2023	May 31, 2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$60,896	$44,620
Accounts receivable, net	51,603	52,826
Inventories	64,254	55,325
Prepaid expenses and other	8,715	4,617
Current assets held for sale	—	6,154
Total current assets	185,468	163,542
Property, plant and equipment, net	42,557	44,384
Other assets	8,481	10,676
Intangible assets, net	103,891	111,144
Goodwill	159,226	159,238
Non-current assets held for sale	—	43,653
Total assets	$499,623	$532,637
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$37,650	$40,445
Accrued liabilities	29,237	26,617
Current portion of contingent consideration	9,387	14,761
Other current liabilities	1,763	2,002
Total current liabilities	78,037	83,825
Long-term debt	—	49,818
Deferred income taxes	17,758	12,813
Contingent consideration	—	4,535
Other long-term liabilities	2,602	3,350
Total liabilities	98,397	154,341
Stockholders' equity	401,226	378,296
Total Liabilities and Stockholders' Equity	$499,623	$532,637

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	Nov 30, 2023	Nov 30, 2022	Nov 30, 2023	Nov 30, 2022
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(29,048)	$(8,486)	$16,836	$(21,490)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,685	7,818	13,373	15,478
Non-cash lease expense	481	627	957	1,248
Stock based compensation	1,877	3,350	6,021	6,374
Gain on disposal of assets	—	—	(47,842)	—
Transaction costs for disposition	—	—	(2,427)	—
Change in fair value of contingent consideration	221	1,646	91	1,857
Deferred income taxes	16,366	(618)	4,951	(1,525)
Change in accounts receivable allowances	627	347	549	392
Fixed and intangible asset impairments and disposals	174	—	239	87
Write-off of other assets	—	—	869	—
Other	(129)	53	(138)	(43)
Changes in operating assets and liabilities:
Accounts receivable	(2,480)	406	677	(1,019)
Inventories	(4,270)	(5,593)	(8,844)	(11,831)
Prepaid expenses and other	(811)	1,802	(4,979)	(3,931)
Accounts payable, accrued and other liabilities	15,573	6,147	(966)	(2,843)
Net cash provided by (used in) operating activities	5,266	7,499	(20,633)	(17,246)
Cash flows from investing activities:
Additions to property, plant and equipment	(554)	(1,281)	(1,345)	(2,090)
Additions to placement and evaluation units	(1,239)	(1,215)	(2,006)	(3,442)
Cash paid in acquisition	—	—	—	(540)
Proceeds from sale of assets	—	—	100,000	—
Net cash provided by (used in) investing activities	(1,793)	(2,496)	96,649	(6,072)
Cash flows from financing activities:
Repayment of long-term debt	—	—	(50,000)	(45,000)
Proceeds from borrowings on long-term debt	—	—	—	70,000
Deferred financing costs on long-term debt	—	(45)	—	(751)
Payment of acquisition related contingent consideration	—	—	(10,000)	—
Proceeds from exercise of stock options and employee stock purchase plan	(352)	148	58	230
Net cash provided by (used in) financing activities	(352)	103	(59,942)	24,479
Effect of exchange rate changes on cash and cash equivalents	189	187	202	(129)
Increase in cash and cash equivalents	3,310	5,293	16,276	1,032
Cash and cash equivalents at beginning of period	57,586	24,564	44,620	28,825
Cash and cash equivalents at end of period	$60,896	$29,857	$60,896	$29,857